Morgan Stanley Select Dimensions Investment Series
                     Item 77(o) 10f-3 Transactions
                   July 1, 2001 - December 31, 2001

American Opportunities Portfolio
Security Date     Price     Shares  %of    Total        Purcha  Broker
         of       Of        Purcha  Asset  Issued       sed
         Purcha   Shares    sed     s                   By
         se                                             Fund
Anthem   10/29/   $36.00    25,600  0.324  $1,728,000,  0.053%  Goldman
Inc.     01                         %      000                  Sachs
Prudenti 12/18/   $27.50    42,800  0.410  $3,025,000,  0.039%  Goldman
al       01                         %      000                  Sachs
Financia
ls
Raytheon 10/25/   $33.25    53,000  0.585  $964,250,00  0.183%  Credit
Inc.     01                         %      0                    Suisse
                                                                First
                                                                Boston
XL       11/01/   $89.00    10,500  0.330  $712,000,00  0.131%  Goldman
Capital  01                         %      0                    Sachs
Ltd.

Capital Opportunities Portfolio
Security Date     Price     Shares  %of    Total        Purcha  Broker
         of       Of        Purcha  Asset  Issued       sed
         Purcha   Shares    sed     s                   By
         se                                             Fund
Aramark  12/10/   $23.00    7,500   0.255  $690,000,00  0.025%  Goldman
Corp     01                         %      0                    Sachs

Developing Growth Portfolio
Security Date     Price     Shares  %of    Total        Purcha  Broker
         of       Of        Purcha  Asset  Issued       sed
         Purcha   Shares    sed     s                   By
         se                                             Fund
Anthem   10/29/   $36.00    3,100   0.133  $1,029,600,  111,60  Goldman
         01                         %      000          0       Sachs
Infineon 07/12/   $21.33    4,500   0.095  $60,000,000  0.006%  Goldman
Technolo 01                         %                           Sachs
gies
RTN      10/25/   $33.25    2,000   0.078  $964,250,00  0.007%  First
         01                         %      0                    Boston

Growth Portfolio
Security Date     Price     Shares  %of    Total        Purcha  Broker
         of       Of        Purcha  Asset  Issued       sed
         Purcha   Shares    sed     s                   By
         se                                             Fund
Anthem   10/29/   $36.00    7,200   0.320  $1,728,000,  0.025%
         01                         %      000
Aramark  12/10/   $23.00    900     0.020  $690,000,00  0.003%  Goldman
Corp     01                         %      0                    Sachs
Prudenti 12/12/   $27.50    5,400   0.180  $3,025,000,  0.005%  Prudenti
al       01                         %      000                  al
Raytheon 10/25/   $33.25    15,000  0.600  $964,250,00  0.052%  Warburg
         01                         %      0







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